EXHIBIT 99.1

Apyx Medical Corporation Reports First Quarter 2024 Financial Results;
Reaffirms Full Year 2024 Financial Outlook

CLEARWATER, FL — May 9, 2024 - Apyx Medical Corporation (NASDAQ:APYX) (“Apyx Medical;” the “Company”), the manufacturer of a proprietary helium plasma and radiofrequency technology marketed and sold as Renuvion®, today reported financial results for its first quarter ended March 31, 2024; and reaffirmed its financial expectations for the full year ending December 31, 2024

First Quarter 2024 Financial Summary:

•Total revenue of $10.2 million, a decrease of 16% year-over-year.
◦Advanced Energy revenue of $7.5 million, a decrease of 23% year-over-year.
◦OEM revenue of $2.8 million, an increase of 14% year-over-year.
•Net loss attributable to stockholders of $7.6 million, an increase of $4.1 million, or 118%, year-over-year.
•Adjusted EBITDA loss of $5.3 million, an increase of $1.3 million, or 34%, year-over-year.

First Quarter 2024 Operating Summary and Developments Subsequent to Quarter-End:

•On January 22, 2024, the Company announced the publication of a peer-reviewed article in the Aesthetic Surgery Journal Open Forum, which evaluated the use of Renuvion for contracting subcutaneous soft tissue following liposuction in multiple areas of the body.
•On February 21, 2024, the Company announced that its Renuvion technology was featured in three educational sessions at the American Academy of Cosmetic Surgery’s 40th Annual Scientific Meeting.
•On April 11, 2024, the Company announced that new data and treatment insights were showcased at the Company’s Renuvion Users’ Summit.
•On May 9, 2024, the Company announced the retirement of Andrew Makrides as Chairman of the Board, after serving the Company in this position since 1982. The Board of Directors has elected Stavros Vizirgianakis Chairman of the Board, effective May 7, 2024.

Management Comments:

“Our Advanced Energy revenue results in the first quarter were consistent with our previously stated expectations, as sales remained impacted by the challenging environment in the cosmetic surgery market,” said Charlie Goodwin, President and Chief Executive Officer. “As anticipated, Advanced Energy revenue was largely impacted by decreased generators sales, given continued concerns from potential customers about the macroeconomic environment and high interest rates.

Mr. Goodwin continued: “We are reaffirming our 2024 financial guidance today, which continues to assume that Advanced Energy generator demand will remain impacted by consumer reticence to purchase new capital equipment, offset in full, or in part, by growth in handpiece sales. From an operational standpoint, our team is focused on leveraging our enhanced portfolio of new clinical indications, new products and clinical evidence by raising awareness of these developments in the marketplace. We believe our financial resources enable us to pursue our strategic initiatives, and are committed to operating efficiently while positioning Apyx Medical for future growth and value creation when conditions improve.”

The following tables present revenue by reportable segment and geography:

	Three Months Ended March 31,		Increase/Decrease
(In thousands)	2024	2023	$ Change	% Change
Advanced Energy	$7,453	$9,690	$(2,237)	(23.1)%
OEM	2,791	2,452	339	13.8%
Total	$10,244	$12,142	$(1,898)	(15.6)%

	Three Months Ended March 31,		Increase/Decrease
(In thousands)	2024	2023	$ Change	% Change
Domestic	$6,979	$8,871	$(1,892)	(21.3)%
International	3,265	3,271	(6)	(0.2)%
Total	$10,244	$12,142	$(1,898)	(15.6)%

First Quarter 2024 Results:

Total revenue for the three months ended March 31, 2024, decreased $1.9 million, or 16% year-over-year, to $10.2 million, compared to $12.1 million in the prior year period. Advanced Energy segment revenue decreased $2.2 million, or 23% year-over-year, to $7.5 million. OEM segment revenue increased $0.3 million, or 14% year-over-year, to $2.8 million, compared to $2.5 million in the prior year period. The decrease in Advanced Energy revenue was primarily due to domestic sales, with sales of generators decreasing as a result of economic uncertainty in the capital equipment market within the aesthetic space, as well as a decrease in single-use handpieces over the same period in 2023. The increase in OEM segment revenue was due to increased sales volume to Symmetry Surgical under our 10-year generator manufacturing and supply agreement. Domestic sales decreased $1.9 million, or 21% year-over-year, to $7.0 million, and international revenue was flat year-over-year at $3.3 million.

Gross profit for the three months ended March 31, 2024, decreased $1.6 million, or 21% year-over-year, to $5.9 million, compared to $7.6 million in the prior year period. Gross profit margin for the three months ended March 31, 2024, was 58.1%, compared to 62.4% in the prior year period. The decrease in gross profit margins was primarily attributable to changes in sales mix between the OEM and Advanced Energy segments, with the OEM segment comprising a higher percentage of revenue and geographic mix within the Advanced Energy segment, with international revenue comprising a higher percentage of total revenue.

Operating expenses for the three months ended March 31, 2024, decreased $0.6 million, or 5% year-over-year, to $12.6 million, compared to $13.2 million in the prior year period. The decrease in operating expenses was driven by a $0.4 million decrease in selling, general and administrative expenses, a $0.2 million decrease in salaries and related costs and a $0.2 million decrease in professional services expenses. These decreases were partially offset by a $0.1 million increase in research and development expenses.

Other loss, net for the three months ended March 31, 2024 and 2023 was $0.9 million and $0.2 million, respectively. The change was driven primarily by increased interest expense on higher outstanding borrowings compared to the prior year period.

Income tax expense (benefit) for the three months ended March 31, 2024 and 2023 was $0.1 million and $(2.3) million, respectively.

Net loss attributable to stockholders for the three months ended March 31, 2024, was $7.6 million, or $0.22 per share, compared to $3.5 million, or $0.10 per share, in the prior year period.

Adjusted EBITDA loss for the three months ended March 31, 2024 and 2023 was $5.3 million and $4.0 million, respectively.

Full Year 2024 Financial Outlook:

The Company is reaffirming its financial guidance for the year ending December 31, 2024:

•Total revenue in the range of $49.7 million to $52.9 million, representing a decrease of approximately 5% to growth of approximately 1% year-over-year, compared to total revenue of $52.3 million for the year ended December 31, 2023.
◦Total revenue guidance assumes:
▪Advanced Energy revenue in the range of $41.6 million to $44.6 million, representing a decrease of approximately 4% to growth of approximately 3% year-over-year, compared to Advanced Energy revenue of $43.4 million for the year ended December 31, 2023.
▪OEM revenue in the range of $8.1 million to $8.3 million, representing a decrease of 10% to 7% year-over-year, compared to $9.0 million for the year ended December 31, 2023.

•Net loss attributable to stockholders of approximately $26.5 million to $24.3 million, compared to $18.7 million for the year ended December 31, 2023.

Conference Call Details:

Management will host a conference call at 8:00 a.m. Eastern Time on May 9, 2024 to discuss the results of the quarter, and to host a question and answer session. To listen to the call by phone, interested parties may dial 888-645-4404 (or 862-298-0702 for international callers) and provide access code 13745889. Participants should ask for the Apyx Medical Corporation call. A live webcast of the call will be accessible via the Investor Relations section of the Company’s website and at:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=uSHCiuNG

A telephonic replay will be available approximately three hours after the end of the call through the following two weeks. The replay can be accessed by dialing 877-660-6853 for U.S. callers or 201-612-7415 for international callers and using the replay access code: 13745889. The webcast will be archived on the Investor Relations section of the Company’s website.

Investor Relations Contact:

ICR Westwicke on behalf of Apyx Medical Corporation
Mike Piccinino, CFA
investor.relations@apyxmedical.com

About Apyx Medical Corporation:

Apyx Medical Corporation is an advanced energy technology company with a passion for elevating people’s lives through innovative products, including its Helium Plasma Technology products marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Renuvion and J-Plasma offer surgeons a unique ability to provide controlled heat to tissue to achieve their desired results. The effectiveness of Renuvion and J-Plasma are supported by more than 90 clinical documents. The Company also leverages its deep expertise and decades of experience in unique waveforms through OEM agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to, projections of net revenue, margins, expenses, net earnings, net earnings per share, or other financial items; projections or assumptions concerning the possible receipt by the Company of any regulatory approvals from any government agency or instrumentality including but not limited to the U.S. Food and Drug Administration (the “FDA”), supply chain disruptions, component shortages, manufacturing disruptions or logistics challenges; or macroeconomic or geopolitical matters and the impact of those matters on the Company’s financial performance.

Forward-looking statements and information are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause the Company’s actual results to differ materially and that could impact the Company and the statements contained in this release include but are not limited to risks, uncertainties and assumptions relating to the regulatory environment in which the Company is subject to, including the Company’s ability to gain requisite approvals for its products from the FDA and other governmental and regulatory bodies, both domestically and internationally; the impact of the March 14, 2022 FDA Safety Communication on our business and operations; sudden or extreme volatility in commodity prices and availability, including supply chain disruptions; changes in general economic, business or demographic conditions or trends; changes in and effects of the geopolitical environment; liabilities and costs which the Company may incur from pending or threatened litigations, claims, disputes or investigations; and other risks that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

APYX MEDICAL CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Sales	$10,244	$12,142
Cost of sales	4,295	4,569
Gross profit	5,949	7,573
Other costs and expenses:
Research and development	1,397	1,271
Professional services	1,574	1,740
Salaries and related costs	4,696	4,918
Selling, general and administrative	4,897	5,255
Total other costs and expenses	12,564	13,184
Loss from operations	(6,615)	(5,611)
Interest income	495	51
Interest expense	(1,396)	(234)
Other loss, net	(21)	(5)
Total other loss, net	(922)	(188)
Loss before income taxes	(7,537)	(5,799)
Income tax expense (benefit)	53	(2,267)
Net loss	(7,590)	(3,532)
Net loss attributable to non-controlling interest	(14)	(49)
Net loss attributable to stockholders	$(7,576)	$(3,483)

Loss per share:
Basic and diluted	$(0.22)	$(0.10)

Weighted average number of shares outstanding - basic and diluted	34,644	34,598

APYX MEDICAL CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	March 31, 2024 (Unaudited)	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$37,282	$43,652
Trade accounts receivable, net of allowance of $605 and $608	12,487	14,023
Inventories, net of provision for obsolescence of $880 and $875	9,795	9,923
Prepaid expenses and other current assets	2,362	2,764
Total current assets	61,926	70,362
Property and equipment, net	1,779	1,915
Operating lease right-of-use assets	5,049	5,162
Finance lease right-of-use assets	64	69
Other assets	1,893	1,732
Total assets	$70,711	$79,240

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,103	$2,712
Accrued expenses and other current liabilities	8,077	9,661
Current portion of operating lease liabilities	356	347
Current portion of finance lease liabilities	20	20
Total current liabilities	10,556	12,740
Long-term debt, net of debt discounts and issuance costs	33,406	33,185
Long-term operating lease liabilities	4,795	4,896
Long-term finance lease liabilities	48	53
Long-term contract liabilities	1,252	1,246
Other liabilities	194	198
Total liabilities	50,251	52,318
EQUITY
Preferred Stock, $0.001 par value; 10,000,000 shares authorized; 0 issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized; 34,643,926 issued and outstanding as of March 31, 2024 and 34,643,888 issued and outstanding as of December 31, 2023	35	35
Additional paid-in capital	82,242	81,114
Accumulated deficit	(62,024)	(54,448)
Total stockholders' equity	20,253	26,701
Non-controlling interest	207	221
Total equity	20,460	26,922
Total liabilities and equity	$70,711	$79,240

APYX MEDICAL CORPORATION RECONCILIATION OF GAAP NET LOSS RESULTS TO NON-GAAP ADJUSTED EBITDA (Unaudited)
Use of Non-GAAP Financial Measure

We present the following non-GAAP measure because we believe such measure is a useful indicator of our operating performance. Our management uses this non-GAAP measure principally as a measure of our operating performance and believes that this measure is useful to investors because it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We also believe that this measure is useful to our management and investors as a measure of comparative operating performance from period to period. The non-GAAP financial measure presented in this release should not be considered as a substitute for, or preferable to, the measures of financial performance prepared in accordance with GAAP.

The Company has presented the following non-GAAP financial measure in this press release: adjusted EBITDA. The Company defines adjusted EBITDA as its reported net income (loss) attributable to stockholders (GAAP) plus income tax expense (benefit), interest, depreciation and amortization, stock-based compensation expense and other significant non-recurring items.

(In thousands)	Three Months Ended March 31,
	2024	2023
Net loss attributable to stockholders	$(7,576)	$(3,483)
Interest income	(495)	(51)
Interest expense	1,396	234
Income tax expense (benefit)	53	(2,267)
Depreciation and amortization	157	203
Stock based compensation	1,128	1,367
Adjusted EBITDA	$(5,337)	$(3,997)